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                                                                    EXHIBIT 23.1
                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statements (No. 333-17743) and (No. 333-18937) of TMP Worldwide Inc. of our report dated March 20, 1998, relating to the consolidated financial statements of TMP Worldwide Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                         /s/ BDO SEIDMAN, LLP
                                             -----------------
New York, New York
March 30, 1998